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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and "Selected Financial Information of Real Media, Inc." and to the use of our reports dated February 9, 2000 (except for Note 9, as to which the date is March 15, 2000) in the Registration Statement (Form S-1 No. 333-96359) and related Prospectus of Real Media, Inc. for the registration of shares of its common stock.


                                                           /s/ Ernst & Young LLP

New York, NY

March 21, 2000